UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                  May 11, 1998
                                  ------------
                Date of Report (Date of earliest event reported)



                          GARB-OIL & POWER CORPORATION
                          ----------------------------
             (Exact name of Registrant as specified in its charter)




             Utah                     0-14859                87-0296694
             ----                     -------                ----------
       (State or other       (Commission File Number)       (IRS Employer
       jurisdiction of                                     Identification
        Incorporation)                                          No.)

                          507 Newhouse Office Building
                                10 Exchange Place
                            Salt Lake City, UT 84111
                            ------------------------
                    (Address of principal executive offices)
                                   (Zip Code)


                                 (801) 322-5410
                                 --------------
                 (Registrant's telephone number, including area

Item 5.           Other Events.

         On May 11, 1998, the Company entered into a Project Development and Recycling Agreement ("Agreement"), with Trenergy, Inc., a Utah corporation ("Trenergy"). Pursuant to the Agreement, the Company has been engaged by Garb-Oil & Power Corporation ("Garb-Oil") for the purpose of consulting with and analyzing how to commercially exploit technology which may be utilized to neutralize and remediate radioactive waste ("Technology").

         The Agreement is for a five-year term and gives the Company the right to build all systems and plants for Trenergy on a guaranteed cost basis which cannot exceed similar costs for similar projects.

         The Company has been appointed the exclusive agent to exploit the Technology outside of the United States with the exception of the Republic of Belarus, Ukraine, Romania, Macedonia, Greece and Hungary. The Company and Garb-Oil intend to equally share revenues of not less than 5% of gross revenues from potential licenses of the Technology.

         There are no assurances that the Technology is commercially viable or that the Company will be able to secure projects willing to pay for utilization of the Technology. The Company does not currently have the resources necessary to capitalize on the Technology without infusion of substantial capital or the joint venturing of the development of the Technology with third parties. The Company has no such arrangements in place.

Item 7.           Financial Statements and Exhibits.

         (c)      Exhibits

                  10.1  Project   Development   and  Recycling   Agreement  with
Trenergy, dated May 8, 1998.


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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    GARB-OIL & POWER CORPORATION




Date:  May 12, 1998.                By  /s/ John C. Brewer
                                      -------------------------
                                      John C. Brewer, President


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